EXHIBIT 10.2

                              TERMINATION AGREEMENT

      This Termination Agreement (the "Agreement"), dated and effective as of July 19, 1999, is by and among Horizon Offshore, Inc., a Delaware corporation ("Horizon"), Det Sondenfjelds-Norske Dampskibsselskab ASA, a Norwegian corporation ("DSND"), Highwood Partners, L.P., a Delaware limited partnership ("Highwood"), and Westgate International, L.P., a Cayman Islands exempted limited partnership ("Westgate").

                                   WITNESSETH:

      WHEREAS, the parties hereto entered into an Alliance Agreement dated December 4, 1997 (the "Alliance Agreement"), pursuant to which DSND was granted, among other things, the right to receive notice of the intention of Highwood and Westgate to sell shares of Horizon's common stock, $1.00 par value per share (the "Common Stock"), and the parties hereto deem it to be in their mutual best interests to terminate such right as of the date hereof; and

      WHEREAS, the parties hereto on that same date entered into a Stockholder's Agreement (the "Stockholder's Agreement"), pursuant to which, among other things, DSND was granted certain registration rights and the right to designate one of Horizon's directors;

      WHEREAS, Horizon has, in accordance with the terms of the Stockholder's Agreement, prepared for filing with the Securities and Exchange Commission a registration statement on Form S-3 under the Securities Act of 1933 (the "Registration Statement") with respect to the registration of all of the shares of Common Stock owned by DSND (the "Shares"), and upon the Registration Statement becoming effective, DSND intends to sell all of the Shares pursuant to such Registration Statement; and

      WHEREAS, the parties hereto deem it to be in their mutual best interests to terminate the Stockholder's Agreement and DSND desires to release Horizon and its affiliates from any claims arising from DSND's ownership of shares of Common Stock.

      NOW, THEREFORE, the parties hereto agree as follows:

      1. As of the date hereof, the force and effect of each provision of the Alliance Agreement and all rights and obligations arising thereunder or otherwise shall be terminated and revoked in their entirety and the parties hereto waive and relinquish any rights that may have accrued under the Alliance Agreement.

      2. As of the date hereof, the force and effect of each provision of the Stockholder's Agreement and all rights and obligations arising thereunder or otherwise shall be terminated and revoked in their entirety and the parties hereto waive and relinquish any rights that may have accrued under the Stockholder's Agreement.
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      3. As of the date hereof, DSND shall cause Gunnar Hirsti to submit in writing his resignation from the Board of Directors of Horizon effective at such time as DSND owns 10% or less of the outstanding shares of Common Stock.

      4. As of the date hereof, DSND and its affiliates fully, irrevocably and perpetually release, acquit and discharge Horizon, Highwood, Westgate and each of their respective affiliates, officers, directors, employees, stockholders and partners from any and all claims, demands, actions, causes of action of every kind and character, damages, costs, expenses, obligations, debts and liabilities whatsoever, against any of them or the assets of any of them, whether arising under contract, tort law, or otherwise, and whether known or unknown, arising out of DSND's ownership of Horizon's Common Stock, including, without limitation any sale(s) of all or part of the Shares. DSND and its affiliates hereby irrevocably covenant to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against Horizon, Highwood, Westgate or any of their respective affiliates, officers, directors, employees, stockholders or partners based upon any matters purported to be released hereby.

      5. This Agreement constitutes the entire understanding and agreement among the parties hereto with respect to the subject matter hereof.

      6. This Agreement shall be governed by, construed, and interpreted, in accordance with the laws of the State of Delaware without the application of any conflicts of laws provisions.

      7. This Agreement may be executed in counterparts, all of which shall be deemed an original, and all of which taken together shall constitute one instrument.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                    HORIZON OFFSHORE, INC.



                                    By:          /S/ DAVID SHARP
                                          Name:  David Sharp
                                          Title: Executive Vice President

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                                    DET SONDENFJELDS - NORSKE
                                    DAMPSKIBSSELSKAB ASA


                                    By:          /S/ GUNNAR HIRSTI
                                          Name:  Gunnar Hirsti
                                          Title: Chief Executive Officer


                                    HIGHWOOD PARTNERS, L.P.

                                    By:   Highwood Associates, Inc.
                                          Its General Partner


                                    By:          /S/ JON POLLOCK
                                          Name:  Jon Pollock
                                          Title: President


                                    WESTGATE INTERNATIONAL, L.P.

                                    By:   Martley International, Inc.
                                          Its Attorney-in-Fact


                                    By:          /S/ PAUL E. SINGER
                                          Name:  Paul E. Singer
                                          Title: President

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